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                                                                     EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                    THE WASHINGTON CORPORATION - SUBSIDIARIES
                             As of December 31, 2000

                                                      STATE OF
                                                    FORMATION OR               DATE OF
            SUBSIDIARY                             INCORPORATION              FORMATION
            ----------                             -------------              ---------
Arlington Square Limited Partnership                 Maryland                  09/17/85

Four Year Trail Limited Partnership                  Virginia                  09/16/87

Nanjemoy Associates Limited Partnership              Maryland                  01/11/88

TWC Development Corporation                          Maryland                  04/08/85

TWC Real Estate, Inc.                                Virginia                  04/15/85

Arlington Square, Inc.                               Virginia                  02/28/91

Four Year Trail, Inc.                                Virginia                  02/28/91